Exhibit 5.1

Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI  53202-4497
Phone: (414) 277-5000
Fax: (414) 271-3552
www.quarles.com

November 1, 2013

Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, Illinois 60060

Ladies and Gentlemen:

We are providing this opinion as outside counsel to Z Trim Holdings, Inc., an Illinois corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-186577), as amended to date (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed offer and sale of up to 2,250,000 shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), and warrants to purchase up to 1,687,500 shares of Common Stock (each a “Warrant” and collectively, the “Warrants”)(the shares underlying the Warrants are hereinafter referred to as the "Warrant Shares").

We have examined:  (i) the Company’s Restated Articles of Incorporation, as amended to date, and the Company’s Bylaws, as amended to date; (ii) the corporate proceedings of the Company related to the authorization of the filing of the Registration Statement and of the transactions contemplated thereby; (iii) the Registration Statement and related Prospectus; (iv) the form of Placement Agency Agreement between the Company and Maxim Group LLC; (v) the form of Warrant; and (vi) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.  We have also assumed that the Company’s Board of Directors, or a pricing committee of the Company’s Board, will have taken action necessary to establish the sale price of the Common Stock and the Warrants.  In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

Z Trim Holdings, Inc.
November 1, 2013

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation in good standing under the laws of the State of Illinois.

2. The Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Common Stock as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

3. The Warrants have been duly authorized by all necessary corporate action on the part of the Company and when duly executed, delivered and countersigned in accordance with the applicable agreement, and when payment therefor is received, will be validly issued and entitled to the benefits provided by such agreements.

4. The Warrant Shares, when issued and delivered by the Company against payment therefor as contemplated by the applicable agreements, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP